Exhibit 99.(a)(4)

CERTIFICATE

The undersigned hereby certifies that she is the Secretary of Active Assets Government Trust (the “Trust”), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust duly adopted by the Trustees of the Trust on September 28, 2016 as provided in Section 9.3 of the Declaration of Trust of the Trust, said Amendment to take effect on September 30, 2016 and I do hereby further certify that such Amendment has not been amended and is on the date hereof in full force and effect.

Dated this 28th day of September, 2016

/s/ Mary E. Mullin
Mary E. Mullin
Secretary

AMENDMENT

Dated:	September 28, 2016
To be Effective:	September 30, 2016

TO

ACTIVE ASSETS GOVERNMENT TRUST

DECLARATION OF TRUST

DATED

January 18, 2002

AMENDMENT TO THE DECLARATION OF TRUST OF

ACTIVE ASSETS GOVERNMENT TRUST

WHEREAS, Active Assets Government Trust (the “Trust”) was established by the Declaration of Trust dated January 18, 2002, as amended from time to time (the “Declaration”), under the laws of the Commonwealth of Massachusetts;

WHEREAS, Section 9.3 of the Declaration provides that the Trustees may amend the Declaration without the vote or consent of Shareholders to change the name of the Trust or any Series or Classes of Shares;

WHEREAS, the Trustees of the Trust have deemed it advisable to redesignate the sole Share Class of the Trust (the “Original Class”) as “S Class,” such change to be effective on September 30, 2016;

NOW, THEREFORE:

1.   The Original Class is hereby redesignated “S Class.”

2.   The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

3.   The undersigned hereby certify that this instrument has been duly adopted in accordance with the provisions of the Declaration.

4.   This amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

IN WITNESS THEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 28th day of September, 2016.

/s/ Dr. Manuel H. Johnson
James F. Higgins, as Trustee, and not individually	Dr. Manuel H. Johnson, as Trustee, and not individually
c/o Morgan Stanley	c/o Johnson Smick International, Inc.
One New York Plaza	220 I St. NE, Suite 200
New York, NY 10004	Washington, D.C. 20002

/s/ Joseph J. Kearns	/s/ Michael E. Nugent
Joseph J. Kearns, as Trustee, and not individually	Michael E. Nugent, as Trustee, and not individually
c/o Kearns & Associates LLC	c/o Morgan Stanley
23823 Malibu Road	522 Fifth Avenue
S-50-440	New York, NY 10036
Malibu, CA 90265

/s/ Fergus Reid
Fergus Reid, as Trustee, and not individually
c/o Joe Pietryka, Inc.
85 Charles Colman Blvd.
Pawling, NY 12564